Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Golar LNG Limited Long-Term Incentive Plan of Golar LNG Limited of our reports dated May 1, 2017, with respect to the consolidated financial statements of Golar LNG Limited and the effectiveness of internal control over financial reporting of Golar LNG Limited included in its Annual Report (Form 20-F) for the year ended December 31, 2016, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Ernst & Young LLP

London, United Kingdom

November 17, 2017

Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Annual Report (Form 20-F) of Golar LNG Limited for the year ended December 31, 2016, filed with the Securities and Exchange Commission, which is incorporated by reference in the Registration Statement (Form S-8) pertaining to the Golar LNG Limited Long-Term Incentive Plan of Golar LNG Limited of our reports dated May 1, 2017, with respect to the consolidated financial statements of Golar LNG Partners LP and the effectiveness of internal control over financial reporting of Golar LNG Partners LP  included in the Annual Report (Form 20-F) for the year ended December 31, 2016, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Ernst & Young LLP

London, United Kingdom

November 17, 2017